Contacts:

Stephen Forsyth Chemtura Corporation, Investor Relations 203-573-2213	John Gustavsen Chemtura Corporation, Media Relations 203-573-3224	Andrew H. Brimmer, Meaghan A. Repko or Andrew B. Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

CHEMTURA CORPORATION’S U.S. OPERATIONS FILE VOLUNTARY CHAPTER 11 PETITIONS TO FACILITATE FINANCIAL RESTRUCTURING

Company’s Non-U.S. Operations Not Included in Filing;
Worldwide Operations to Continue Without Interruption

Receives Commitment for $400 Million of Debtor-in-Possession Financing

MIDDLEBURY, Conn. – March 18, 2009 – Chemtura Corporation (NYSE: CEM) today announced that it and 26 of its U.S. affiliates (together, the “Company”) have filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”).

Chemtura’s non-U.S. subsidiaries were not included in the filing and will not be subject to the requirements of the U.S. Bankruptcy Code.  Chemtura’s U.S. and worldwide operations are expected to continue without interruption during the restructuring process.

Craig A. Rogerson, Chemtura’s Chairman, President and Chief Executive Officer, said, “Like other companies in our industry and around the world, Chemtura’s order volumes have declined markedly in recent months due to the impact of the global economic recession on our customers and the industries they serve.  This has led to a significant decrease in our liquidity and cash flow.  Despite our efforts to increase liquidity, including through the potential sale of a business, our reduced liquidity position, combined with the anticipated expiration of our bank waiver, led us to determine that a court-supervised restructuring was the best course of action.  Through this process, we will continue to focus on operating our business while continuing our efforts to strengthen our balance sheet and gain financial flexibility in order to position Chemtura as a strong, viable, and profitable competitor in the specialty chemicals marketplace.”

Today Chemtura announced that, in conjunction with the filing, it has received a commitment for up to $400 million in debtor-in-possession (DIP) financing from Citibank, N.A., as administrative agent.  Upon Court approval, the DIP financing, combined with cash from the Company’s ongoing operations, will be used to support the business during the Chapter 11 process.  In addition, the Company anticipates that it will continue to meet its obligations going forward to its employees, customers and suppliers.

“Chemtura has a solid, diverse portfolio of businesses with strong operations around the world, and our lenders have shown tremendous confidence in our business by providing additional funding,” Rogerson said.  “We look forward to working together with all of our stakeholders to complete a successful financial restructuring.  Our worldwide operations are expected to continue without interruption throughout the restructuring process, and Chemtura remains committed to providing our customers with the highest quality products and services.  We appreciate the ongoing dedication of all our employees, whose hard work is critical to our success and the future of the Company.  I would also like to thank our customers, suppliers and business partners for their continued support during this process.”

As previously announced on December 11, 2008, in response to declining order volumes, the Company has taken a number of actions to reduce costs and improve liquidity, including realigning its businesses into strategic business units, suspending the payment of dividends, reducing inventories, reducing fixed costs by $50 million, adjusting plant production rates to meet reduced customer demand, aggressively managing working capital and establishing a new Executive Committee to oversee these initiatives.  In addition, on February 25, 2009, the Company announced plans to further reduce inventories and to restrict capital expenditures to approximately $60 million during fiscal year 2009.

Chemtura will file a series of motions today with the Court to ensure the continuation of normal operations, including requesting Court approval to continue paying employee wages and salaries and providing employee benefits without interruption.  The Company has also asked for authority to continue honoring all current customer policies and programs to ensure that the restructuring process will not negatively affect its customers.  The Company expects that the Court will approve these requests.  During the Chapter 11 process, suppliers will be paid in full for all goods and services provided after the filing date as required by the Bankruptcy Code, and Chemtura has taken steps to ensure continued supply of goods and services to its customers.

Chemtura has established a toll-free Restructuring Information Hotline for employees, suppliers, customers, investors and other interested parties, in the United States at 866-967-0261 or internationally at 310-751-2661.  More information is also available on Chemtura’s Web site, www.chemtura.com, where the Company has set up a special restructuring section.  For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/chemtura.

Chemtura Corporation (NYSE: CEM), with 2008 sales of $3.5 billion, is a global manufacturer and marketer of specialty chemicals, crop protection products, and pool, spa and home care products. Learn more about us on our Web site at www.chemtura.com.

Forward-Looking Statement
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Exchange Act of 1934.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The ability to complete a restructuring of our balance sheet and significantly strengthen our company;
•	The ability to have the bankruptcy court approve our DIP facility and other motions required to sustain operations during the chapter 11 process;
•	The uncertainties of the Chapter 11 restructuring process;
•	The ability to complete asset(s) sales;
•	The ability to reduce our indebtedness levels;
•	The ability to continue to be listed on the New York Stock Exchange;
•	General economic conditions;
•	Significant international operations and interests;
•	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;
•	The ability to retain sales volumes in the event of increasing selling prices;
•	The ability to absorb fixed cost overhead in the event of lower volumes;
•	Pension and other post-retirement benefit plan assumptions;
•	The ability to successfully complete our restructuring programs and the turnaround of our Polymer Additives segment;
•	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;
•
The ability to sustain profitability in our Crop Protection business due to new generic competition and the failure to secure new products and technology.  Additionally, the Crop Protection business is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

•	The ability to sell methyl bromide due to regulatory restrictions;
•	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Products and Crop Protection segments;
•	Changes in the availability and/or quality of our energy and raw materials;
•	The ability to collect our outstanding receivables;
•	Changes in interest rates and foreign currency exchange rates;
•	Changes in technology, market demand and customer requirements;
•	The enactment of more stringent domestic and international environmental laws and regulations;
•	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;
•	The ability to recover our deferred tax assets;
•	The ability to successfully complete the Company’s new SAP platform initiative;
•	The ability to support the goodwill related to our business segments; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors or in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued and such information will not necessarily be updated by the Company.